Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data)
				Fiscal 2022					Fiscal 2023
	2019	2020	2021	Q1	Q2	Q3	Q4	2022	Q1	Q2	2023
Net sales	$3,623,073	$3,125,384	$3,712,768	$812,762	$805,091	$880,084	$1,199,814	$3,697,751	$835,994	$935,345	$1,771,339
Cost of sales, exclusive of depreciation and amortization	1,472,155	1,234,179	1,400,773	363,216	339,200	359,268	531,529	1,593,213	326,200	350,965	677,165
Gross profit	2,150,918	1,891,205	2,311,995	449,546	465,891	520,816	668,285	2,104,538	509,794	584,380	1,094,174
Stores and distribution expense	1,598,500	1,379,948	1,428,323	337,543	340,791	367,333	437,264	1,482,931	331,613	352,730	684,343
Marketing, general and administrative expense	464,615	463,843	536,815	122,149	124,168	133,201	138,084	517,602	142,631	144,502	287,133
Asset impairment	19,135	72,937	12,100	3,422	2,170	3,744	4,695	14,031	4,436	—	4,436
Other operating (income) loss, net	(1,400)	(5,054)	(8,327)	(3,842)	953	(1,005)	1,220	(2,674)	(2,893)	(2,694)	(5,586)
Operating income (loss)	70,068	(20,469)	343,084	(9,726)	(2,191)	17,543	87,022	92,648	34,007	89,842	123,850
Interest expense, net	7,737	28,274	34,110	7,307	6,917	7,295	4,113	25,632	3,443	1,097	4,540
Income (loss) before income taxes	62,331	(48,743)	308,974	(17,033)	(9,108)	10,248	82,909	67,016	30,564	88,745	119,310
Income tax expense (benefit)	17,371	60,211	38,908	(2,187)	5,634	10,966	42,218	56,631	12,717	30,014	42,732
Net income (loss)	44,960	(108,654)	270,066	(14,846)	(14,742)	(718)	40,691	10,385	17,847	58,731	76,578
Less: Net income attributable to noncontrolling interests	5,602	5,067	7,056	1,623	2,092	1,496	2,358	7,569	1,276	1,837	3,113
Net income (loss) attributable to Abercrombie & Fitch Co.	$39,358	$(114,021)	$263,010	$(16,469)	$(16,834)	$(2,214)	$38,333	$2,816	$16,571	$56,894	$73,465

Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$0.61	$(1.82)	$4.41	$(0.32)	$(0.33)	$(0.04)	$0.78	$0.06	$0.33	$1.13	$1.47
Diluted	$0.60	$(1.82)	$4.20	$(0.32)	$(0.33)	$(0.04)	$0.75	$0.05	$0.32	$1.10	$1.43

Weighted-average shares outstanding:
Basic	64,428	62,551	59,597	52,077	50,441	49,486	49,216	50,307	49,574	50,322	49,952
Diluted	65,778	62,551	62,636	52,077	50,441	49,486	51,217	52,327	51,467	51,548	51,535

Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data)
					Fiscal 2023
	2019	2020	2021	2022	Q2 YTD
Cash flow and capital allocation:
Net cash provided by (used for) operating activities	$300,685	$404,918	$277,782	$(2,343)	$216,328
Net cash used for investing activities	$(202,784)	$(51,910)	$(96,979)	$(140,675)	$(89,780)
Net cash (used for) provided by financing activities (YTD)	$(147,873)	$69,717	$(446,898)	$(155,329)	$(23,342)

Capital expenditures	$202,784	$101,910	$96,979	$164,566	$89,780

Number of shares repurchased as part of publicly announced plans or programs	3,957	1,397	10,200	4,770	—
Average price per share paid	$16.06	$10.86	$36.99	$26.37	$—

Cost of shares repurchased	$63,542	$15,172	$377,290	$125,775	$—
Dividends	51,510	12,556	—	—	—
Total	$115,052	$27,728	$377,290	$125,775	$—

Shares outstanding	62,786	62,399	52,985	49,002	50,141

Abercrombie & Fitch Co.
Financial Information
(Unaudited)
				Fiscal 2022					Fiscal 2023
	2019	2020	2021	Q1	Q2	Q3	Q4	2022	Q1	Q2	2023
Operating segment comparable sales
Americas (1)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	14%	9%
EMEA (1)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	6%	2%
APAC (1)	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	26%	25%
Comparable sales (1)	1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	3%	13%	8%

Branded comparable sales
Abercrombie comparable sales (1) (2)	3%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	14%	23%	19%
Hollister comparable sales (1) (3)	-1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	-3%	5%	-1%
Comparable sales (1)	1%	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	Not provided	3%	13%	8%
(1) Comparable sales are calculated on a constant currency basis and exclude revenue other than store and online sales. The Company did not provide comparable sales results for fiscal 2020, fiscal 2021 or fiscal 2022 due to temporary store closures as a result of COVID-19.

(2) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(3) Hollister includes the Company's Hollister, Gilly Hicks, and Social Tourist brands.
3